UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 17, 2005

Date of Earliest Event Reported: October 11, 2005

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street

Stamford, Connecticut 06921

(Address and zip code of principal executive offices)

(203) 541-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Compensation Adjustments for Named Executive Officers

On October 13, 2005, International Paper Company (the “Company”) announced that the Board of Directors of the Company elected Marianne M. Parrs, Executive Vice President, as Chief Financial Officer. Ms. Parrs had been serving as interim Chief Financial Officer following the departure of Christopher P. Liddell (the former Chief Financial Officer). In connection with her permanent assignment as Chief Financial Officer, Ms. Parrs’ base salary was increased to $580,000 with a target annual bonus and long-term incentive awards under the Company’s Management Incentive Plan and Performance Share Plan increased to $431,500 and 46,600 shares, respectively.

A copy of the Company’s press release relating to this appointment is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Stock Ownership Guidelines and Disposition Limit for Retiring Officers

The Company had previously implemented stock ownership guidelines and annual stock disposition limits for its officers. On October 11, 2005, the Management Development and Compensation Committee of the Board of Directors agreed to permit officers to diversify their holdings in Company common stock during the year preceding their retirement.

Clarification of Policy on Severance Agreements with Senior Executives

On October 11, 2005, the Board of Directors adopted a Board Policy on Severance Agreements with Senior Executives (the “Revised Severance Policy”) which clarifies and supersedes the Board Policy on Severance Agreements with Senior Executives, adopted on October 14, 2003 (the “Original Severance Policy”). The Revised Severance Policy, which applies to the Chairman and Chief Executive Officer, the President, Executive Vice Presidents, Senior Vice Presidents and the Controller, clarifies that (i) the lump sum cash payment a senior executive may receive upon termination of employment, including the amount of any payment under the Company’s Severance Plan, may not exceed two times the sum of such senior executive’s current base salary plus target bonus, (ii) any cash payments in excess of such limitation must be approved by shareholders prior to payment and (iii) the Management Development and Compensation Committee of the Board of Directors must approve any payments in excess of those provided under the Company’s Severance Plan.

A copy of the Board Policy on Severance Agreements with Senior Executives is attached hereto as Exhibit 10.1.

Clarification of Policy Regarding Change of Control Agreements

On October 11, 2005, the Board of Directors adopted a Board Policy on Change of Control Agreements (the “Revised COC Policy”) which clarifies and supersedes the Board Policy on Change of Control Agreements, adopted on October 14, 2003 (the “Original COC Policy”). The revisions, described in detail below, were made to clarify, among other things, that without shareholder approval, the Board of Directors may not increase, but may decrease the payments and benefits under the change of control agreements.

The Revised COC Policy clarifies that shareholder approval is required for (i) any future termination agreements which would provide for aggregate payments exceeding 2.99 times the individual’s highest gross income in any one of the three calendar years preceding the date of a change of control, or (ii) any amendments to existing change of control agreements, that would result in an increase in the aggregate payments under such agreements. The term “future termination agreements” does not include: (i) any agreements currently approved for the Company’s Tier I or Tier II Change of Control Program filed with the Securities and Exchange Commission and entered into now and in the future with officers in their applicable tiers or (ii) any amendments to existing agreements that do not increase the aggregate payments provided for in the existing agreements.

The provisions in the Original COC Policy providing that future change of control agreements and amendments to existing change of control agreements must be approved by the Management Development and Compensation Committee of the Board of Directors, and in the case of an officer who is also a Director, must also be approved by the independent members of the Board of Directors were not revised.

A copy of the Board Policy on Change of Control Agreements is attached hereto as Exhibit 10.2.

Elimination of Separate Form of Change of Control Agreement for Chief Executive Officers and Reduction in Benefits Under Tier I and Tier II Change of Control Agreements

On October 11, 2005, the Board of Directors eliminated the form of Change of Control Agreement for Chief Executive Officers and instead, approved the revised Tier I Change of Control Agreement for the Chairman and Chief Executive Officer, the President, Executive Vice Presidents and Senior Vice Presidents and the revised Tier II Change of Control Agreements for all Vice Presidents. These agreements will be entered into with all current and future eligible executives and will replace the forms of agreements previously filed with the Securities and Exchange Commission. The current Tier I Change of Control Agreement was described in our 2005 proxy statement under “Termination Agreements”, which description is incorporated herein by reference. The current Tier II Change of Control Agreement is substantially similar to the current Tier I Change of Control Agreement except it provides for a multiple of “two times” certain payments and benefits as compared to the “three times” multiple in the current Tier I Change of Control Agreement and provides severance protection for one year following a change of control.

The new forms of Tier I and Tier II Change of Control Agreements will be substantially similar to the existing agreements except that they: (i) do not include the departure of the current Chief Executive Officer following a change of control in the definition of Good Reason (originally in Tier I), (ii) eliminate an office relocation of 50 miles as a Good Reason trigger, (iii) eliminate retiree medical coverage unless the employee was retirement eligible as of the date of termination of employment following a change of control, (iv) limit the duration of medical and dental coverage at the Company’s expense for three years (for Tier I) and two years (for Tier II) upon termination of employment following a change of control, (v) include a provision requiring compliance with the American Jobs Creation Act of 2004 (the “Jobs Act”) and (vi) eliminate financial counseling and reimbursement of legal expenses. The revisions were made in accordance with the terms of the Board Policy on Change of Control Agreements described above, which provides that the Board of Directors may reduce payments and benefits under the Change of Control Agreements without shareholder approval.

A copy of the replacement forms of Tier I and Tier II Change of Control Agreements are attached hereto as Exhibits 10.3 and 10.4, respectively.

The descriptions of the policies and agreements above, set forth the material provisions of the Board Policy on Severance Agreements for Senior Executives, the Board Policy on Change of Control Agreements and the replacement forms of Tier I and Tier II Change of Control Agreements. The descriptions are qualified in their entirety by reference to the copies of these policies and agreements filed as exhibits to this Form 8-K.

Modification to Restricted Stock Award Agreements with Named Executive Officers

On November 1, 2003 the Company granted 35,000 shares and 15,000 shares of restricted stock to Messrs. Faraci and Amen respectively, pursuant to the Company’s Long-Term Incentive Compensation Plan. The terms of the grant provided that the restricted stock would vest and the restrictions would be lifted on November 1, 2008 (the fifth anniversary of the date of grant). On October 11, 2005, the independent members of the Board of Directors modified the terms, to provide that 20% of the stock would vest and be free of restrictions on each anniversary of the grant. As a result, 20% of the shares (7,000 for Mr. Faraci, and 3,000 for Mr. Amen) vested immediately. The remaining shares will vest 20% per year commencing on November 1, 2005.

ITEM 5.02	APPOINTMENT OF PRINCIPAL OFFICERS

To the extent required by Item 5.02, the information set forth under Item 1.01 of this report on Form 8-K relating to the appointment of the Chief Financial Officer is hereby incorporated by reference into this Item 5.02.

ITEM 8.01	OTHER EVENTS

On October 11, 2005, the Board of Directors approved two Domestic Reinvestment Plans, dated as of August 19, 2005 (the “August Plan”) and October 10, 2005 (the “October Plan”), which had been previously approved by Mr. Faraci, Chairman and Chief Executive Officer. The August Plan is expected to result in repatriations of approximately $28 million of cash from certain of the Company’s foreign subsidiaries under the Jobs Act. The October Plan is expected to result in repatriations of approximately $750 million of cash from certain of the Company’s foreign subsidiaries under the Jobs Act, of which $650 million is conditioned upon the completion of an $800 million credit financing by one or more of the Company’s wholly-owned subsidiaries. Income tax expenses associated with the repatriations, currently estimated at approximately $40 million, are expected to be recorded at the time any conditions to the repatriations are met.

ITEM 9.01.	FINANCIAL STATEMENTS, FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

Exhibit 10.1    Board Policy on Severance Agreements with Senior Executives

Exhibit 10.2    Board Policy on Change of Control Agreements

Exhibit 10.3    Form Tier I Change of Control Agreement

Exhibit 10.4    Form Tier II Change of Control Agreement

Exhibit 99.1    Press Release of International Paper Company dated October 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/S/ ANDREA L. DULBERG
	Name:	Andrea L. Dulberg
	Title:	Assistant Secretary

Date: October 17, 2005

EXHIBIT INDEX

Exhibit 10.1    Board Policy on Severance Agreements with Senior Executives

Exhibit 10.2    Board Policy on Change of Control Agreements

Exhibit 10.3    Form Tier I Change of Control Agreement

Exhibit 10.4    Form Tier II Change of Control Agreement

Exhibit 99.1:   Press Release of International Paper Company, dated October 13, 2005.